Oppenheimer Total Return Fund, Inc.
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution      Amount From    Amount From
  Reinvestment      Investment     Long or Short-Term  Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  03/30/87          0.0700000      0.0000000            7.930
  06/26/87          0.0700000      0.0950000            8.010
  09/25/87          0.0700000      0.0000000            8.520
  12/24/87          0.1050000      1.2750000            6.010
  03/25/88          0.0600000      0.0000000            6.220
  06/24/88          0.0600000      0.0100000            6.570
  09/23/88          0.0600000      0.0000000            6.360
  12/23/88          0.0850000      0.1100000            6.270
  03/23/89          0.0600000      0.0000000            6.520
  06/23/89          0.0600000      0.0000000            6.990
  09/22/89          0.0600000      0.0000000            7.300
  12/22/89          0.0950000      0.5900000            6.550
  03/23/90          0.0600000      0.0000000            6.600
  06/22/90          0.0600000      0.0450000            6.710
  09/21/90          0.0600000      0.0000000            6.100
  12/21/90          0.0600000      0.0150000            6.110
  03/22/91          0.0600000      0.0000000            6.900
  06/21/91          0.0600000      0.0000000            7.000
  09/20/91          0.0600000      0.0000000            7.600
  12/20/91          0.0500000      0.5550000            6.910
  03/27/92          0.0600000      0.0000000            7.580
  06/26/92          0.0500000      0.0150000            6.960
  09/25/92          0.0500000      0.0000000            7.260
  12/21/92          0.0410000      0.3580000            7.630
  03/26/93          0.0500000      0.0000000            8.180
  06/25/93          0.0500000      0.0150000            8.450
  09/24/93          0.0500000      0.0000000            9.000
  12/23/93          0.0500000      0.5684000            8.480
  03/25/94          0.0500000      0.0000000            8.740
  06/24/94          0.0500000      0.0000000            7.780
  09/23/94          0.0500000      0.0000000            8.120
  12/27/94          0.0622000      0.0000000            7.790
  03/24/95          0.0500000      0.0000000            8.260
  06/23/95          0.0500000      0.0000000            8.920
  09/22/95          0.0500000      0.0000000            9.440
  12/26/95          0.0762200      0.5478200            9.270
  03/25/96          0.0500000      0.0000000            9.810
  06/18/96          0.0500000      0.0000000           10.110
  09/17/96          0.0500000      0.0000000           10.370
  12/19/96          0.0500400      1.2084500            9.760





Oppenheimer Total Return Fund, Inc.
Page 2

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class B Shares
    06/25/93  0.0460000 0.0150000     8.420
    09/24/93  0.0400000 0.0000000     8.960
    12/23/93  0.0231000 0.5684000     8.460
    03/25/94  0.0410000 0.0000000     8.690
    06/24/94  0.0350000 0.0000000     7.740
    09/23/94  0.0350000 0.0000000     8.080
    12/27/94  0.0453000 0.0000000     7.740
    03/24/95  0.0350000 0.0000000     8.210
    06/23/95  0.0320000 0.0000000     8.860
    09/22/95  0.0320000 0.0000000     9.380
    12/26/95  0.0567400 0.5478200     9.200
    03/25/96  0.0310000 0.0000000     9.750
    06/18/96  0.0300000 0.0000000    10.040
    09/17/96  0.0300000 0.0000000    10.290
    12/19/96  0.0252000 1.2084500     9.690

Class C Shares
    09/22/95  0.0500000 0.0000000     9.430
    12/26/95  0.0644600 0.5478200     9.240
    03/25/96  0.0360000 0.0000000     9.780
    06/18/96  0.0330000 0.0000000    10.070
    09/17/96  0.0360000 0.0000000    10.320
    12/19/96  0.0276000 1.2084500     9.710

Class Y Shares
    06/24/94  0.0500000 0.0000000     7.780
    09/23/94  0.0570000 0.0000000     8.120
    12/27/94  0.0649000 0.0000000     7.780
    03/24/95  0.0510000 0.0000000     8.260
    06/22/95  0.0530000 0.0000000     8.920
    09/22/95  0.0520000 0.0000000     9.440
    12/26/95  0.0774200 0.5478200     9.270
    03/25/96  0.0520000 0.0000000     9.810
    06/18/96  0.0530000 0.0000000    10.100
    09/17/96  0.0530000 0.0000000    10.360
    12/19/96  0.0555400 1.2084500     9.760














Oppenheimer Total Return Fund, Inc.
Page 3


1. Average Annual Total Returns for the Periods Ended 12/31/96:

   The formula for calculating average annual total return is as follows:

             1            ERV n
   --------------- = n        (---) - 1 = average annual total return
   number of years         P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

     One Year       Five Year

     $1,128.44 1         $1,850.76 .2
    (---------) - 1 = 12.84% (---------)  - 1 = 13.10%
      $1,000         $1,000


     Ten Year

     $3,681.50 .1
    (---------) - 1 = 13.92%
      $1,000


Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

     One Year       Inception

     $1,137.79 1         $1,564.85 .2727
    (---------) - 1 = 13.78% (---------)  - 1 = 12.99%
      $1,000         $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00%
 for the inception year:

    One Year        Inception

     $1,176.73 1         $1,291.46 .7469
    (---------) - 1 = 17.67% (---------)  - 1 = 21.05%
      $1,000         $1,000



Oppenheimer Total Return Fund, Inc.
Page 4


1. Average Annual Total Returns for the Periods Ended 12/31/96 (Continued):

Class Y Shares

Example assuming a maximum contingent deferred sales charge of 0.00% for the first year and 0.00% for the inception year:

     One Year       Inception

     $1,198.83 1         $1,512.08 .3871
    (---------) - 1 = 19.88% (---------)  - 1 = 17.36%
      $1,000         $1,000


Examples at NAV:

Class A Shares

     One Year       Five Year

     $1,197.28 1         $1,963.66 .2
    (---------) - 1 = 19.73% (---------)  - 1 = 14.45%
      $1,000         $1,000

     Ten Year

     $3,906.13 .1
    (---------) - 1 = 14.60%
    $1,000


Class B Shares

     One Year      Inception

     $1,187.79 1         $1,594.85 .2727
    (---------) - 1 = 18.78% (---------)   - 1 = 13.58%
      $1,000         $1,000


Class C Shares

    One Year       Inception

     $1,186.73 1         $1,291.46 .7469
    (---------) - 1 = 18.67% (---------)   - 1 = 21.05%
      $1,000         $1,000










Oppenheimer Total Return Fund, Inc.
Page 5


1. Average Annual Total Returns for the Periods Ended 12/31/96 (Continued):

Examples at NAV (continued):

Class Y Shares

    One Year       Inception

    $1,198.83 1          $1,512.08 .3871
 (---------) - 1 = 19.88%    (---------)   - 1 = 17.36%
   $1,000            $1,000


2.  Cumulative Total Returns for the Periods Ended 12/31/96:

The formula for calculating cumulative total return is as follows:

    ERV - P
     ------- = Cumulative Total Return
        P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year       Five Year

    $1,128.44 - $1,000       $1,850.76 - $1,000
    ------------------  =  12.84%      ------------------  = 85.08%
          $1,000              $1,000

    Ten Year

    $3,681.50 - $1,000
    ------------------  = 268.15%
          $1,000


Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

    One Year       Inception Year

    $1,137.79 - $1,000       $1,564.85 - $1,000
    ------------------  =  13.78% ------------------  = 56.49%
          $1,000              $1,000









Oppenheimer Total Return Fund, Inc.
Page 6


2.  Cumulative Total Returns for the Periods Ended 12/31/96 (Continued):


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

Class C Shares

    One Year       Inception

    $1,176.73 - $1,000       $1,291.46 - $1,000
    ------------------  =  17.67% ------------------  =
29.15%         $1,000         $1,000


Class Y Shares

Example assuming a maximum contingent deferred sales charge of 0.00% for the first year, and 0.00% for the inception year:

    One Year       Inception

    $1,198.83 - $1,000       $1,512.08 - $1,000
    ------------------  =  19.88% ------------------  = 51.21%
          $1,000              $1,000


Examples at NAV:

Class A Shares

    One Year       Five Year

    $1,197.28 - $1,000       $1,963.66 - $1,000
    ------------------  =  19.73% ------------------  = 96.37%
          $1,000              $1,000

    Ten Year

    $3,906.13 - $1,000
    ------------------  = 290.61%
          $1,000


Class B Shares

    One Year       Inception

    $1,187.79 - $1,000       $1,594.85 - $1,000
    ------------------  =  18.78% ------------------  = 59.49%
          $1,000              $1,000



Oppenheimer Total Return Fund, Inc.
Page 7


2.  Cumulative Total Returns for the Periods Ended 12/31/96 (Continued):

Examples at NAV:

Class C Shares

    One Year       Inception

    $1,186.73 - $1,000       $1,291.46 - $1,000
    ------------------  = 18.67%  ------------------  =  29.15%
          $1,000              $1,000





Class Y Shares

    One Year       Inception

    $1,198.83 - $1,000       $1,512.08 - $1,000
    ------------------  = 19.88%  ------------------  =  51.21%
          $1,000              $1,000